Exhibit 99.1

Saga Communications, Inc.

Reports 3rd Quarter 2025 Results

Contact:

Samuel D. Bush

(313) 886-7070

Grosse Pointe Farms, MI – November 6, 2025 – Saga Communications, Inc. (Nasdaq - SGA) (the “Company” or “Saga”) today reported that net revenue decreased 1.8% to $28.2 million for the quarter ended September 30, 2025 compared to $28.7 million for the same period last year.   Station operating expense increased $2.0 million or 8.7% for the quarter to $24.7 million compared to the same period last year.  This was primarily the result of an industry wide settlement with two music licensing organizations (ASCAP and BMI) resulting in a retroactive rate adjustment of approximately $2.1 million covering the period from January 1, 2022 to the quarter ended September 30, 2025.  Station operating expense would have decreased $120 thousand or 0.5% for the quarter without this settlement.  For the quarter, the Company had an operating loss of $626 thousand compared to operating income of $1.6 million for the same quarter last year and station operating income (a non-GAAP financial measure) decreased $2.5 million to $3.5 million. Without the settlement the operating loss would have been operating income of $1.5 million compared to $1.6 million and station operating income would have been $5.6 compared to $6.0 million for the same quarter last year. Capital expenditures were $600 thousand for the quarter ended September 30, 2025 which was flat with the same period last year.  The Company had a net loss of $532 thousand for the quarter compared to net income of $1.3 million for the third quarter last year. Diluted loss per share was $0.08 in the third quarter of 2025. The Company would have reported net income for the quarter without the music licensing settlement.

Net revenue decreased 3.7% to $80.6 million for the nine-month period ended September 30, 2025 compared to $83.7 million for the same period last year.   Station operating expense increased $390 thousand or 0.6% for the nine-month period to $68.9 million compared to the same period last year.  For the nine-month period, we had an operating loss of $1.5 million compared to operating income of $1.4 million and station operating income (a non-GAAP financial measure) decreased 23.0% to $11.7 million.  Capital expenditures for the nine-months were $2.6 million compared to $3.2 million for the same period last year.  We had a net loss of $979 thousand for the nine-month period compared to net income of $2.2 million for the same period last year.  Diluted loss per share was $0.15 for the nine-month period in 2025. Without the impact of the music licensing settlement mentioned above the Company would have reported a reduction in station operating expense of $1.7 million.  Operating income would have been $574 thousand and station operating income would have decreased 9.2% to $13.8 million for the nine-month period.

On a same station basis for the nine months ended September 30, 2025 net revenue decreased 4.8% to $78.8 million from last year and station operating expense decreased 0.8% to $67.1 million. Without the music licensing settlement station operating expense would have decreased 3.9% or $2.6 million for the nine-month period.

The Company had $73 thousand in gross political revenue for the quarter ended September 30, 2025 compared to $677 thousand for the same period last year.  For the nine-month period ended September 30, 2025 gross political revenue was $395 thousand compared to $1.3 million for the same period last year.  Gross revenue would have been flat for the three-month period and down 3.2% for the nine-month period excluding political revenue when compared to the same periods last year.

On October 17, 2025 the Company entered into an agreement to sell telecommunications towers and related property and other assets located at 22 sites for a total cash purchase price of approximately $10.7 million.  Sales proceeds, net of brokerage commissions and certain adjustments in the amount of approximately $8.7 million were paid to the Company, with the remaining cash proceeds of $1.8 million (representing 4 sites) being deposited into an escrow account pending final landlord consents to assign the ground leases where the towers are located.

The Company paid a quarterly dividend of $0.25 per share on September 19, 2025.  The aggregate amount of the quarterly dividend was approximately $1.6 million.  To date Saga has paid over $140 million in dividends to shareholders since the first special dividend was paid in 2012.  The Company intends to pay regular quarterly cash dividends in the future.  Consistent with its strategic objective of maintaining a strong balance sheet and with returning value to our shareholders, the Board of Directors will also continue to consider declaring special cash dividends, variable dividends and stock buybacks in the future.

The Company’s balance sheet reflects $26.3 million in cash and short-term investments as of September 30, 2025 and $34.2 million as of November 3, 2025.  The Company expects to spend approximately $3.25 – $3.75 million for capital expenditures during 2025.

Saga’s 2025 Third Quarter conference call will be held on Thursday, November 6, 2025 at 11:00 a.m. Eastern time.  The dial-in number for the call is (973) 528-0008.  Enter conference code 442000.  A recording and transcript of the call will be posted to the Company’s website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company please email the inquiry by 10:00 a.m. on November 6, 2025 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing directions will be discussed during the call.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance.  The attached Selected Supplemental Financial Data tables disclose “actual”, “same station”, and “proforma” financial information as well as the Company’s reconciliation of non-GAAP measures: GAAP operating income to station operating income, GAAP net income to trailing twelve-month consolidated EBITDA and actual operating results to same station operating results as well as other financial data.   The actual financial information reflects our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The same station financial information reflects only the results of operations for stations that we owned for the entire comparable period.  The proforma financial information assume all acquisitions in 2024 occurred as of January 1, 2024.  Such non-GAAP measures include same station financial information, pro forma financial information, station operating income, trailing 12-month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position.  Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value.  These measures are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data tables.

This press release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based upon current expectations and involve certain risks and uncertainties.  Words such as “will,” “may,” “believes,” “intends,” “expects,” “anticipates,” “guidance,” and similar expressions are intended to identify forward-looking statements.  The material risks facing our business are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including, in particular, Item 1A of our Annual Report on Form 10-K.  Readers should note that forward-looking statements may be impacted by several factors, including global, national, and local economic changes and changes in the radio broadcast industry in general as well as Saga’s actual performance.  Actual results may vary materially from those described herein and Saga undertakes no obligation to update any information contained herein that constitutes a forward-looking statement.

Saga is a media company whose business provides radio, digital, e-commerce, local on-line news and non-traditional revenue initiatives. Saga operates in 28 markets and provides services to national, regional and local advertisers to meet their growing advertising needs. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Three and Nine Months Ended

September 30, 2025 and 2024

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Results
Net operating revenue	$28,166	$28,694	$80,607	$83,704
Station operating expense	24,674	22,709	68,863	68,473
Corporate general and administrative	2,820	2,900	9,061	8,987
Depreciation and amortization	1,307	1,391	3,900	3,847
Other operating (income) expense, net	(9)	49	298	1,026
Operating (loss) income	(626)	1,645	(1,515)	1,371
Interest expense	108	121	322	235
Interest income	(216)	(255)	(648)	(809)
Other income	(81)	(78)	(105)	(1,211)
(Loss) income before income tax expense	(437)	1,857	(1,084)	3,156
Income tax (benefit) expense
Current	290	415	130	715
Deferred	(195)	175	(235)	250
	95	590	(105)	965
Net (loss) income	$(532)	$1,267	$(979)	$2,191

(Loss) income per share:
Basic	$(0.08)	$0.20	$(0.15)	$0.35
Diluted	$(0.08)	$0.20	$(0.15)	$0.35

Weighted average common shares	6,164	6,075	6,156	6,070
Weighted average common and common equivalent shares	6,164	6,075	6,156	6,070

	September 30,
	2025	2024
Balance Sheet Data
Working capital	$31,951	$30,048
Net fixed assets	$47,154	$52,721
Net intangible assets and other assets	$120,864	$122,086
Total assets	$218,352	$223,210
Long-term debt	$5,000	$5,000
Stockholders' equity	$162,057	$165,992

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Nine Months Ended

September 30, 2025 and 2024

(amounts in 000’s except per share data)

(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024

	(Unaudited)
	(In thousands)
Statement of Cash Flows
Cash flows from operating activities:
Net (loss) income	$(979)	$2,191
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,900	3,847
Deferred income tax (benefit) expense	(235)	250
Amortization of deferred costs	24	27
Compensation expense related to restricted stock awards	1,648	1,447
Provision for credit losses	372	832
Loss on sale of assets, net	298	1,026
(Gain) on insurance claims	(105)	(78)
Other (gain), net	—	(1,133)
Barter (revenue) expense, net	(147)	(20)
Deferred and other compensation	(106)	(165)
Changes in assets and liabilities, net of acquisition of AR:
Decrease in current assets	68	1,016
Increase in accounts payable, accrued expenses, and other liabilities	744	901
Total adjustments	6,461	7,950
Net cash provided by operating activities	5,482	10,141
Cash flows from investing activities:
Purchase of short-term investments	(9,031)	(12,993)
Redemption of short-term investments	9,031	15,104
Acquisition of property and equipment (Capital Expenditures)	(2,600)	(3,199)
Acquisition of broadcast properties	—	(5,711)
Proceeds from sale and disposal of assets	37	176
Proceeds from insurance claims, redemption of investments and other	105	1,221
Other investing activities	—	(2)
Net cash used in investing activities	(2,458)	(5,404)
Cash flows from financing activities:
Proceeds from long-term debt	—	5,000
Cash dividends paid	(4,824)	(19,391)
Purchase of treasury shares	—	(11)
Net cash used in financing activities	(4,824)	(14,402)
Net decrease in cash and cash equivalents	(1,800)	(9,665)
Cash and cash equivalents, beginning of period	18,860	29,582
Cash and cash equivalents, end of period	$17,060	$19,917

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three Months Ended

September 30, 2025 and 2024

(amounts in 000’s, except per share data)

(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2025	2024	2025	2024	2025	2024
Operating Results
Net operating revenue	$28,166	$28,694	$28,166	$28,694	$28,166	$28,694
Station operating expense	24,674	22,709	24,674	22,709	24,674	22,709
Corporate general and administrative	2,820	2,900	2,820	2,900	2,820	2,900
Depreciation and amortization	1,307	1,391	1,307	1,391	1,307	1,391
Other operating (income) expense, net	(9)	49	(9)	49	(9)	49
Operating (loss) income	(626)	1,645	$(626)	$1,645	(626)	1,645
Interest expense	108	121			108	121
Interest income	(216)	(255)			(216)	(255)
Other income	(81)	(78)			(81)	(78)
(Loss) income before income tax expense	(437)	1,857			(437)	1,857
Income tax (benefit) expense
Current	290	415			290	415
Deferred	(195)	175			(195)	175
	95	590			95	590
Net (loss) income	$(532)	$1,267			$(532)	$1,267

(Loss) income per share:
Basic	$(0.08)	$0.20			$(0.08)	$0.20
Diluted	$(0.08)	$0.20			$(0.08)	$0.20

Weighted average common shares	6,164	6,075			6,164	6,075
Weighted average common and common equivalent shares	6,164	6,075			6,164	6,075

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2025	2024	2025	2024	2025	2024
Depreciation and amortization by segment
Radio Stations	$1,263	$1,325	$1,263	$1,325	$1,263	$1,325
Corporate	44	66	44	66	44	66
	$1,307	$1,391	$1,307	$1,391	$1,307	$1,391

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2024 occurred as of January 1, 2024.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Nine Months Ended

September 30, 2025 and 2024

(amounts in 000’s, except per share data)

(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2025	2024	2025	2024	2025	2024
Operating Results
Net operating revenue	$80,607	$83,704	$78,808	$82,742	$80,607	$84,872
Station operating expense	68,863	68,473	67,074	67,627	68,863	69,388
Corporate general and administrative	9,061	8,987	9,061	8,987	9,061	8,987
Depreciation and amortization	3,900	3,847	3,520	3,661	3,900	4,076
Other operating expense	298	1,026	298	1,024	298	1,026
Operating (loss) income	(1,515)	1,371	$(1,145)	$1,443	(1,515)	1,395
Interest expense	322	235			322	366
Interest income	(648)	(809)			(648)	(809)
Other income	(105)	(1,211)			(105)	(1,211)
(Loss) income before income tax expense	(1,084)	3,156			(1,084)	3,049
Income tax (benefit) expense
Current	130	715			130	690
Deferred	(235)	250			(235)	246
	(105)	965			(105)	936
Net (loss) income	$(979)	$2,191			$(979)	$2,113

(Loss) income per share:
Basic	$(0.15)	$0.35			$(0.15)	$$0.34
Diluted	$(0.15)	$0.35			$(0.15)	$$0.34

Weighted average common shares	6,156	6,070			6,156	6,070
Weighted average common and common equivalent shares	6,156	6,070			6,156	6,070

	Actual		Same Station (1)		Pro Forma (2)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2025	2024	2025	2024	2025	2024
Depreciation and amortization by segment
Radio Stations	$3,770	$3,690	$3,390	$3,504	$3,770	$3,919
Corporate	130	157	130	157	130	157
	$3,900	$3,847	$3,520	$3,661	$3,900	$4,076

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2024 occurred as of January 1, 2024.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three and Nine Months Ended

September 30, 2025 and 2024

(amounts in 000’s)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025		2024
Reconciliation of GAAP operating income to station operating income (a non-GAAP financial measure)
Operating (loss) income	$(626)	$1,645	$(1,515)		$1,371
Plus:
Corporate general and administrative	2,820	2,900	9,061		8,987
Other operating (income) expense, net	(9)	49	298		1,026
Depreciation and amortization	1,307	1,391	3,900		3,847
Station operating income	$3,492	$5,985	$11,744		$15,231

Other financial data
Depreciation and amortization:
Radio Stations	$1,263	$1,325	$3,770		$3,690
Corporate	$44	$66	$130		$157
Compensation expense related to restricted stock awards	$518	$474	$1,648	(1)	$1,447	(1)
Other operating (income) expense, net (2)	$(9)	$49	$298		$1,026
Other income, net (2)	$(81)	$(78)	$(105)		$(1,211)
Deferred income tax (benefit) expense (2)	$(195)	$175	$(235)		$250
Acquisition of property and equipment (Capital Expenditures)	$590	$625	$2,600	(1)	$3,199	(1)

(1)	As presented in the Statement of Cash Flows in the Selected Consolidated Financial Data tables
(2)	As presented in the Operating Results in the Selected Consolidated Financial Data tables

Saga Communications, Inc.

Selected Supplemental Financial Data

September 30, 2025

(amounts in 000's)

(Unaudited)

		Less:	Plus:		Trailing
	12 Months Ended	9 Months Ended	9 Months Ended	Add:	12 Months Ended
	December 31,	September 30,	September 30,	Pro Forma	September 30,
	2024	2024	2025	Acquisitions (2)	2025
Reconciliation of GAAP Net Income (Loss) to trailing 12 Month Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (a non-GAAP financial measure) (1)
Net income (loss)	$3,460	$2,191	$(979)	$—	$290
Exclusions:
Gain (loss) on sale of assets, net	(1,048)	(1,026)	(298)	—	(320)
Other income, net	2,474	2,040	795	—	1,229
Total exclusions	1,426	1,014	497	—	909
Consolidated adjusted net income (loss) (1)	2,034	1,177	(1,476)	—	(619)
Plus:
Interest expense	348	235	322	—	435
Income tax (benefit) expense	1,110	965	(105)	—	40
Depreciation & amortization expense	5,283	3,847	3,900	—	5,336
Non-cash compensation	1,950	1,447	1,648	—	2,151
Trailing twelve month consolidated EBITDA (1)	$10,725	$7,671	$4,289	$—	$7,343

Total long-term debt, including current maturities					$5,000
Divided by trailing twelve month consolidated EBITDA (1)					7,343
Leverage ratio					0.68

(1)	As defined in the Company's credit facility.
(2)	Trailing Twelve Month Adjustment.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three and Nine Months Ended

September 30, 2025 and 2024

(amounts in 000’s)

(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustments			Adjustments
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	September 30,	Entire Comparable	September 30,	September 30,	Entire Comparable	September 30,
	2025	Period	2025	2024	Period	2024
Net operating revenue	$28,166	$-	$28,166	$28,694	$-	$28,694
Station operating expense	24,674	-	24,674	22,709	-	22,709
Corporate general and administrative	2,820	-	2,820	2,900	-	2,900
Depreciation and amortization	1,307	-	1,307	1,391	-	1,391
Other operating (income) expense, net	(9)	-	(9)	49	-	49
Operating (loss) income	$(626)	$-	$(626)	$1,645	$-	$1,645

		Adjustments			Adjustments
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Nine Months	and Dispositions	Nine Months	Nine Months	and Dispositions	Nine Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	September 30,	Entire Comparable	September 30,	September 30,	Entire Comparable	September 30,
	2025	Period	2025	2024	Period	2024
Net operating revenue	$80,607	$(1,799)	$78,808	$83,704	$(962)	$82,742
Station operating expense	68,863	(1,789)	67,074	68,473	(846)	67,627
Corporate general and administrative	9,061	-	9,061	8,987	-	8,987
Depreciation and amortization	3,900	(380)	3,520	3,847	(186)	3,661
Other operating (income) expense, net	298	-	298	1,026	(2)	1,024
Operating (loss) income	$(1,515)	$370	$(1,145)	$1,371	$72	$1,443